FOR IMMEDIATE RELEASE

Alimera Appoints Maggie A. Pax to Its Board of Directors

ATLANTA (November 8, 2023) – Alimera Sciences, Inc. (Nasdaq: ALIM) (“Alimera”), a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer, today announces the addition of Maggie A. Pax to its Board of Directors.  Ms. Pax presently serves on the board of several life sciences companies.

“Maggie’s experience within growing companies, leading product development, business strategy, supply chain, and commercial teams, along with leading the development of business partnerships, will bring additional operational experience to our board,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “Her leadership in companies ranging from early-stage innovation to Fortune 500 size will provide us with new and unique perspectives as we continue to scale.”

“Alimera is in an exciting stage of growth following the acquisition of YUTIQ in the U.S. and continued expansion in international markets,” added Ms. Pax.  “I believe that my history of strong operational leadership, product launch and acquisition integration can provide further direction to this leadership team.”

Ms. Pax is currently serving as a board member for Jellagen Ltd., a privately-held company developing and manufacturing tissue engineering and biomaterials products. She is also on the board of BioPorto, Inc., a wholly-owned U.S. subsidiary of a Denmark-listed in-vitro diagnostics innovator developing biomarkers for kidney disease.

Ms. Pax was a senior executive at Thermo-Fisher from 2012 to 2020 where her latest role was as Vice President, Strategy and Innovation, Clinical Supply Chain / Pharma Services.  Previously, she served as Vice President, Business and Clinical Development with Microchips BioMedical, a drug delivery company, and Vice President, Business Development for CareScout, a healthcare services company acquired by Genworth.  Ms. Pax began her career at Phillips Healthcare where she held senior leadership roles in business development, marketing, and product management from 1989 to 2000.

Ms. Pax holds an MBA from the Harvard Business School and is a board director of the Harvard Business School Healthcare Alumni Association.

About Alimera Sciences, Inc.

Alimera Sciences a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s expectations with respect to its growth and future performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties (some of which are beyond Alimera’s control), including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in these forward-looking statements. Other factors are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s recently filed Quarterly Report on Form 10-Q, most recently filed Annual Report on Form 10-K, and any of Alimera’s subsequent filings with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely on the forward-looking statements Alimera makes or that are made on its behalf as predictions of future events. These forward-looking statements speak only as of the date of this press release. Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For press inquiries:	For investor inquiries:
Jules Abraham	Scott Gordon
for Alimera Sciences	for Alimera Sciences
917-885-7378	scottg@coreir.com
julesa@coreir.com

#  #  #